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Exhibit 99.1

Media Relations Contacts:
MeeLin Nakata
Peregrine Systems, Inc.
(858) 720-5609
 meelin.nakata@peregrine.com

Linda Findley
Text 100
(415) 836-5990
peregrine@text100.com

Investor Relations
Contact:

Heidi Flannery
Ficomm
(503) 203-8808 ext. 103
Heidi.flannery@ficomm.com

Peregrine Systems® Announces Historical Financial Results for Fiscal 2005 First Quarter Ended June 30, 2004

        SAN DIEGO, Feb. 15, 2005—Peregrine Systems, Inc. (OTC: PRGN), a leading provider of enterprise asset and service management solutions, today filed its quarterly report on Form 10-Q, which includes historical financial results for the fiscal 2005 first quarter ended June 30, 2004, with the U.S. Securities and Exchange Commission (SEC).

        As a result of Peregrine's emergence from Chapter 11 reorganization proceedings in August 2003, the company adopted fresh-start reporting during the fiscal 2004 second quarter ended Sept. 30, 2003 in accordance with generally accepted accounting principles (GAAP). Therefore, Peregrine's financial results after the July 18, 2003 adoption of fresh-start reporting are not comparable to results reported for prior periods, because of differences in the basis of accounting and the capital structure of the predecessor company and the successor company. Peregrine adopted fresh-start reporting and adjusted the carrying value of its assets and liabilities to their fair value, effective July 18, 2003, the date the company's plan of reorganization was confirmed. As a result, the company re-valued its balance sheet in the fiscal 2004 second quarter.

        Results of operations are reported for the three-month period ended June 30, 2004 for the successor company and three-month period ended June 30, 2003 for the predecessor company.

Historical GAAP Financial Results and Highlights:

        Total license revenue for the quarter ended June 30, 2004 does not include any revenue from license transactions initiated prior to fiscal 2003; therefore, the results for that quarter are not comparable to those for the quarter ended June 30, 2003, which included $5.0 million of license revenue for transactions entered into prior to fiscal 2003 but for which all revenue recognition criteria were not satisfied until the first quarter of fiscal 2004.

  •
  Total revenue for the successor company was $40.2 million for the three months ended June 30, 2004, a decrease of $2.3 million, or five percent, from the $42.5 million reported for the three months ended June 30, 2003. Excluding the pre-fiscal 2003 license transactions, revenue for the three months ended June 30, 2004 increased by $2.7 million, or seven percent, from the three months ended June 30, 2003.

  •
  For the successor company, total license revenue was $11.1 million for the three months ended June 30, 2004, a decrease of $1.3 million, or 11 percent, from the $12.5 million reported for the three months ended June 30, 2003. Excluding license transactions initiated prior to fiscal 2003, license revenue for the three months ended June 30, 2004 increased by $3.7 million, or 49 percent, from the three months ended June 30, 2003.

  •
  For the three months ended June 30, 2004, the successor company's net loss was $15.2 million, or $1.01 per share, on 15.0 million shares outstanding. For the three months ended June 30, 2003, the predecessor company's net loss was $9.1 million, or $0.05 per diluted share on 195.6 million shares outstanding.

        As of Dec. 31, 2004, the successor company's cash and cash equivalent balances, excluding restricted cash, was $82.7 million, and the non-trade debt, including accrued interest, totaled $55.5 million, including secured factor loans, senior notes and non-interest bearing notes issued to satisfy pre-petition debt.

Historical Non-GAAP Pro Forma Combined Financial Results:

  •
  Peregrine reported non-GAAP pro forma net loss of $8.6 million, or $0.57 per share, for the three months ended June 30, 2004, compared with non-GAAP pro forma net loss of $3.0 million, or $0.20 per share, for the three months ended June 30, 2003. The non-GAAP pro forma results exclude charges for amortization of intangibles, restructuring and bankruptcy reorganization.

        The company has reconciled the non-GAAP pro forma net loss to GAAP net loss in a table accompanying this press release. The pro forma net loss is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

        Peregrine uses non-GAAP pro forma information in analyzing financial results because Peregrine's management believes that it provides meaningful information regarding the company's operating performance and facilitates management's internal comparisons to the company's historical and current operating results and to the operating results of other companies. The company believes that non-GAAP pro forma information is useful to investors because it allows for greater transparency of the company's operating performance.

Management Commentary

        "The filing of our fiscal year 2005 first quarter financial results is significant because it's the fourth report we have filed since November 2004, which includes today's 10-Q as well as two additional 10-Q quarterly reports and one 10-K annual report," said John Mutch, Peregrine's president and CEO. "We are pleased to have achieved yet another milestone as we stay on track to update shareholders on the progress we've made, and we continue to work diligently to become current in our SEC filings.

        "In the fiscal 2005 first quarter ended June 30, 2004, the increase in license revenue—excluding the pre-fiscal 2003 transactions that were not recognized until the quarter ended June 30, 2003—is a clear indicator of our progress in managing and growing our core business," continued Mutch. "We believe we have also made solid progress toward improving our internal controls, and have completed the risk assessment and documentation phases of our Sarbanes-Oxley project in all material respects."

  About Peregrine

        Peregrine Systems, Inc. develops enterprise software solutions that enable organizations to evolve their IT service and asset management practices for reduced costs, improved IT productivity and service and lower risk. The company's asset and service management offerings—ranging from Peregrine Asset Tracking and Peregrine Service Establishment to Peregrine Asset Optimization and Peregrine Service Optimization—address specific business problems. These solutions make it possible for IT organizations to maintain a changing IT infrastructure, manage their relationships with end-users and service providers, and gain greater visibility into how their IT investments are performing. The

Peregrine Evolution Model provides a roadmap for companies that want to systematically evolve the sophistication and effectiveness of their IT operating practices.

        Founded in 1981, Peregrine Systems has sustained a longstanding tradition of delivering solutions with superior functionality to a broad segment of the global enterprise customer market. Headquartered in San Diego, Calif., the company conducts business from offices in the Americas, Europe and Asia Pacific. For more information, please visit: www.peregrine.com.

# # #

        Peregrine Systems is a registered trademark of Peregrine Systems, Inc. or its affiliates. All other marks are the property of their respective owners.

Risk Factors

        The financial results described in this press release are historical, in part because the company has significant deficiencies, including material weaknesses, in its internal controls over financial reporting. The company is not current in filing its financial reports, and until the company's periodic reports are current, investors will not have current financial information. For this reason and based on the other risk factors described in the company's Form 10-K annual report for the fiscal year ended March 31, 2004, filed Dec. 20, 2004, the company believes trading in its securities at this time is highly speculative and involves a high degree of risk.

Forward-Looking Statements

        This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans and intentions of the company. These statements relate to expectations about future events or results and are based upon information available to the company as of today's date. These forward-looking statements are not guarantees of the future performance of the company and actual events or results may vary materially from the events and results discussed in this press release or in any other forward-looking statements made by or on behalf of the company. The company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.

PEREGRINE SYSTEMS, INC.
TOTAL REVENUE
(dollars in thousands; unaudited)

Three Months

	Successor Company[1] Three Months Ended June 30, 2004	Predecessor Company[1] Three Months Ended June 30, 2003
			Change
			Amount	Percent
Total revenue
New	$40,174	$37,470	$2,704	7%
Pre-fiscal 2003 transactions	—	4,986	(4,986)	(100)%

Total	$40,174	$42,456	$(2,282)	(5)%

PEREGRINE SYSTEMS, INC.
TOTAL LICENSE REVENUE
(dollars in thousands; unaudited)

Three Months

	Successor Company[1] Three Months Ended June 30, 2004	Predecessor Company[1] Three Months Ended June 30, 2003
			Change
			Amount	Percent
Licenses
New	$11,145	$7,489	$3,656	49%
Pre-fiscal 2003 transactions	—	4,986	(4,986)	(100)%

Total	$11,145	$12,475	$(1,330)	(11)%

Notes:

1
Peregrine's financial results for periods after the July 18, 2003 adoption of fresh-start reporting are not comparable to results reported for prior periods because of differences in the basis of accounting and the capital structure of the predecessor company and the successor company.

Reconciliation of Non-GAAP Pro Forma Net Loss with GAAP Net Loss
(in thousands, except per share amounts; unaudited)

Three Months

	Successor Company[1] Three Months Ended June 30, 2004		Predecessor Company[1] Three Months Ended June 30, 2003
	Net Loss	Per Share	Net Loss	Per Share
Non-GAAP pro-forma net loss	$(8,570)	$(0.57)	$(3,034)	$(0.20)
Amortization of intangibles	(5,831)	(0.39)	—	—
Restructuring, impairments and other	—	—	1,239	0.08
Reorganization items, net	(811)	(0.05)	(7,327)	(0.49)
GAAP net loss	$(15,212)	$(1.01)	$(9,122)	$(0.61)

Fully Diluted Shares		15,022		15,000 [2]

Notes:

1
Peregrine's financial results for periods after the July 18, 2003 adoption of fresh-start reporting are not comparable to results reported for prior periods because of differences in the basis of accounting and the capital structure of the predecessor company and the successor company.

2
Fully diluted shares converted based upon recapitalization of the company with 15 million shares on Aug. 7, 2003 retroactively applied to the three months ended June 30, 2003.

PEREGRINE SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	Successor Company June 30, 2004	Successor Company March 31, 2004
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$97,052	$105,946
Cash—restricted	4,645	4,654
Accounts receivable, net of allowance for doubtful accounts	32,383	39,113
Deferred taxes	4,707	4,660
Other current assets	15,472	13,395

Total current assets	154,259	167,768
Property and equipment, net	7,239	7,507
Identifiable intangible assets, net	103,707	108,889
Goodwill	184,367	183,650
Investments and other assets	1,332	4,974

Total assets	$450,904	$472,788

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$6,898	$6,581
Accrued expenses	65,408	65,454
Current portion of deferred revenue	64,164	69,532
Current portion of notes payable	20,485	22,853

Total current liabilities	156,955	164,420

Non-current Liabilities:
Deferred revenue, net of current portion	5,262	5,646
Notes payable, net of current portion	46,645	46,467
Deferred taxes	5,856	6,644

Total non-current liabilities	57,763	58,757

Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value, 5 million shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100 million shares authorized, 15 million shares issued and outstanding	2	2
Additional paid-in capital	270,829	270,004
Subscriptions receivable	(64)	(64)
Accumulated deficit	(33,080)	(17,868)
Accumulated other comprehensive loss	(1,501)	(2,463)

Total stockholders' equity	236,186	249,611

Total liabilities and stockholders' equity	$450,904	$472,788

PEREGRINE SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts; unaudited)

	Successor Company[1] Three Months Ended June 30, 2004	Predecessor Company[1] Three Months Ended June 30, 2003
Revenue:
Licenses	$11,145	$12,475
Maintenance	25,237	24,848
Consulting and training	3,792	5,133

Total revenue	40,174	42,456

Costs and Expenses:
Cost of licenses	399	631
Cost of maintenance	4,544	4,315
Cost of consulting and training	3,885	4,469
Sales and marketing	16,274	12,509
Research and development	7,508	7,469
General and administrative	12,819	11,960
Amortization of intangible assets	5,831	—
Restructuring and other	—	(1,239)

Total operating costs and expenses	51,260	40,114

Operating (loss) income from continuing operations before reorganization, interest, and income taxes	(11,086)	2,342
Foreign currency transaction losses, net	(1,069)	(1,074)
Reorganization items, net	(811)	(7,327)
Interest income	249	618
Interest expense	(1,216)	(3,981)

Loss from continuing operations before income taxes	(13,933)	(9,422)
Income tax (expense) benefit on continuing operations	(1,279)	48

Loss from continuing operations	(15,212)	(9,374)
Income from discontinued operations, net of income taxes	—	252

Net loss	$(15,212)	$(9,122)

Net loss per share, basic and diluted:
Loss per share from continuing operations	$(1.01)	$(0.05)
Income per share from discontinued operations	—	—

Net loss per share	$(1.01)	$(0.05)

Weighted average shares used in computation — basic and diluted	15,022	195,644

Notes:

1
Peregrine's financial results for periods after the July 18, 2003 adoption of fresh-start reporting are not comparable to results reported for prior periods, because of differences in the basis of accounting and the capital structure of the predecessor company and the successor company.

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PEREGRINE SYSTEMS, INC. TOTAL REVENUE (dollars in thousands; unaudited)
PEREGRINE SYSTEMS, INC. TOTAL LICENSE REVENUE (dollars in thousands; unaudited)
Reconciliation of Non-GAAP Pro Forma Net Loss with GAAP Net Loss (in thousands, except per share amounts; unaudited)
PEREGRINE SYSTEMS, INC. Condensed Consolidated Balance Sheets (in thousands, except share data)
PEREGRINE SYSTEMS, INC. Condensed Consolidated Statements of Operations (in thousands, except per share amounts; unaudited)